UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2011

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 1, 2011, The National Security Group, Inc. issued a press release declaring a quarterly dividend.  A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Document

99.1	Press release, dated November 1, 2011, issued by The National Securit Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: November 1, 2011	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

                                                                         Exhibit 99.1
The National Security Group, Inc.
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact Brian McLeod – Chief Financial Officer @ (334) 897-2273.

The National Security Group, Inc.
Declares Cash Dividend

ELBA, ALABAMA (November 1, 2011)…On October 29, 2011, the Board of Directors of The National Security Group, Inc. (NASDAQ:NSEC), declared a quarterly dividend of $.10 per share.  This cash dividend is payable on November 30, 2011, to shareholders of record November 14, 2011.

The quarterly cash dividend was reduced by 33% compared to prior quarters of 2011.  The dividend reduction was necessary primarily due to an increase in storm losses during the first six months of 2011.  More specifically, during the month of April, we experienced the most severe spring tornado season in Company history with over $12 million in insured losses before reinsurance recoveries.  While we maintain catastrophe reinsurance to mitigate risk associated with severe weather related events, the unprecedented frequency and severity of the April storms significantly impacted our net income and reduced capital levels in our property and casualty insurance subsidiaries.  Additional details regarding the spring storms can be found in our latest Form 10-Q filed on August 15, 2011.  Due to the adverse impact of these events, we have found it necessary to reduce the November 2011 quarterly dividend.  Our dividend policy will remain under review in the coming quarters as we seek to rebuild capital lost in the tumultuous spring and early summer storm season.

With its home office in Elba, Alabama, The National Security Group, Inc. is an insurance holding company.  Company shares are traded on the NASDAQ Global Market under the symbol NSEC.

This news release deals primarily with forward-looking statements based upon our estimates and expectations of future events. These statements are subject to certain risks and uncertainties that can cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. Many factors can cause our actual results to differ materially from those in the forward-looking statements. Thus, because we are addressing forward looking statements through this news release, you should view it in its entirety as a forward looking statement providing our outlook on future business. Please see our SEC filings on Forms 10K, 10Q and 8-K for an additional discussion on important risk factors.